SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-A
           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

                         ----------------------

                             US PATRIOT, INC.
    ---------------------------------------------------------------
          (Exact name of registrant as specified on its charter)

            SOUTH CAROLINA                  65-1129207
        -------------------------        ---------------
	(State or jurisdiction of      	(I.R.S. Employer
	incorporation or               	 Identification No.)
	organization)


5401 Forest Drive
Columbia, SC                                              29206
-----------------------------------------                 -----
(Address of principal executive offices)                 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. | |

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X |

Securities Act registration statement file number to which this form relates: 333-81246 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

                                  None
                -------------------------------------
                            (Title of Class)

                -------------------------------------
                            (Title of Class)


Securities to be registered pursuant to Section 12(g) of the Act:


Title of each class                     Name of each exchange on which
To be so registered                     Each class is to be registered
-------------------                     ------------------------------

Common Stock                            The Over the Counter Bulletin Board
---------------------------------------------------------------------------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to Be Registered.

      The class of securities to be registered hereby is the Common Stock, $.0001 par value per share (the "Common Stock") of US Patriot, Inc., a South Carolina corporation.

      For a description of the Common Stock, reference is made to the Prospectus dated April 24, 2002 contained in the Registration
Statement on Form SB-2 of U.S. Patriot, Inc. (Registration No. 333-76746), which description is incorporated herein by reference.

Item 2. Exhibits.

1.	Articles of Incorporation of US Patriot, Inc (Incorporated herein by reference to Exhibit 3.1 to the Form SB-2 of US Patriot, Inc. (Registration No. 333-76746),
2.	Bylaws of US Patriot (Incorporated herein by reference to Exhibit
        3.2 to the Form SB-2 of US Patriot, Inc. (Registration No. 333-76746),



                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

June 13, 2002

                                 US PATRIOT, INC.

                                 By: /s/ Phillips N. Dee
                                     -------------------------------
                                     Phillips N. Dee
                                     Principal Executive Officer, President,
                                     Principal Financial Officer,
                                     Principal Accounting Officer and Director

                                By:  /s/ Scott Massey
                                     -------------------------------
                                     Scott Massey, Director